As filed with the Securities and Exchange Commission on April 5, 1999
                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                              THE FINOVA GROUP INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                          86-0695381
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                       Identification Number)

                            1850 North Central Avenue
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2209
                                 (602) 207-6900
          (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                              Samuel L. Eichenfield
                 Chairman, President and Chief Executive Officer
                              The FINOVA Group Inc.
                            1850 North Central Avenue
                                  P.O. Box 2209
                           Phoenix, Arizona 85002-2209
                                 (602) 207-6900
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)
                              -------------------

                  Please send copies of all communications to:

            Richard Lieberman                       Karen E. Bertero
             Vice President                    Gibson, Dunn & Crutcher LLP
        Associate General Counsel                333 South Grand Avenue
          The FINOVA Group Inc.               Los Angeles, California 90071
        1850 North Central Avenue                    (213) 229-7000
              P.O. Box 2209
       Phoenix, Arizona 85002-2209
             (602) 207-6900

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
===================================================================================================
                                                             Proposed Maximum      Proposed Maximum
    Title of Common        Amount to be    Aggregate Price   Aggregate Offering       Amount of
Stock to be Registered      Registered       Per Unit             Price(1)         Registration Fee
---------------------------------------------------------------------------------------------------
Common Stock - par value
 $.01 per share              211,379         $50.84375         $10,747,301.03         $2,987.75
===================================================================================================

(1) Estimated solely for the purpose of determining the registration fee. Calculated on the basis of the average of the high and low reported prices of the Registrant's Common Stock on the New York Stock Exchange on March 29, 1999.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILES WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 5, 1999.


Prospectus                                                         [FINOVA LOGO]
211,379 Shares of Common Stock

                                                           The FINOVA Group Inc.
                                                          1850 N. Central Avenue
                                                                  P. O. Box 2209
                                                     Phoenix, Arizona 85002-2209
                                                                  (602) 207-6900

These shares may be offered for sale      FINOVA is registering these shares as
from time to time by stockholders         required by the Registration Rights
listed below in "Selling                  Agreement we signed with the Selling
Stockholders." They may sell their        Stockholders when FINOVA acquired
shares at their discretion. As a          Preferred Business Credit, Inc.
result, some or all of these shares       ("PBC") by way of merger.
may not be sold by the Selling
Stockholders.

The Selling Stockholders, not FINOVA,     FINOVA's common stock is quoted on the
will receive the proceeds from the        New York Stock Exchange under the
sale of these shares. FINOVA will pay     symbol "FNV." The closing price quoted
all of the expenses of the                on the NYSE's composite tape was
registration of these shares,             $51.6875/share on March 29,1999.
estimated to be $50,000.





The securities have not been approved     The Selling Stockholders may offer the
or disapproved by the SEC or any state    securities directly or through
securities commission.                    underwriters, agents or dealers. "Plan
                                          of Distribution" below provides more
None of those authorities has             information on this topic.
determined that this prospectus is
accurate or complete.

Any representation to the contrary is
a criminal offense.


                                 April __, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and             *  Annual Report on Form 10-K/A for
current reports, proxy and information          the year ended December 31,
statements and other information with           1998.
the SEC. You may read and copy any
document we file at the SEC's public         *  Portions of the Proxy Statement
reference rooms in Washington, D.C.,            on Schedule 14A for the Annual
New York, New York and Chicago,                 Meeting of Shareholders to be
Illinois. Please call the SEC at                held on May 13, 1999 that have
1-800-SEC-0330 for more information on          been incorporated by reference
the public reference rooms and their            into our 10-K.
copy charges. Our SEC filings are also
available to the public from the SEC's       *  Current Reports on Form 8-K
web site at http://www.sec.gov. You             dated January 19 and March 30,
may also inspect our SEC reports and            1999.
other information at the New York
Stock Exchange, 20 Broad Street, New         * The description of FINOVA's
York, New York 10005.                          capital stock contained in our
                                               Registration Statement on Form
   The SEC allows us to "incorporate           S-3 dated March 3, 1999.
by reference" the information we file
with them, which means we can disclose       We will provide you with a copy of
information to you by referring you to    these filings, at no cost to you, upon
those documents. Information              written or oral request directed to:
incorporated by reference is part of
this prospectus. Later information              Treasurer
filed with the SEC updates and                  The FINOVA Group Inc.
supersedes this prospectus.                     1850 North Central Avenue
                                                P.O. Box 2209
   We incorporate by reference the              Phoenix, Arizona  85002-2209
documents listed below and any future           (602) 207-6900
filings made with the SEC under
Sections 13(a), 13(c), 14 or 15(d) of
the Securities Exchange Act of 1934
until this offering is completed:

                                     FINOVA

   The FINOVA Group Inc. ("FINOVA,"       enable us to command pricing that
"we" or "us") is a financial services     provides satisfactory spread over our
holding company. Through our principal    borrowing costs.
subsidiary, FINOVA Capital Corporation
("FINOVA Capital"), we provide a broad       We seek to maintain a high quality
range of financing and capital market     portfolio and to minimize non-earning
products. We concentrate on lending to    assets and write-offs. We use clearly
midsize business. FINOVA Capital has      defined underwriting criteria and
been in operation since 1954.             stringent portfolio management
                                          techniques. We diversify our lending
   We extend revolving credit             activities geographically and among a
facilities, term loans and equipment      range of industries, customers and
and real estate financing primarily to    loan products.
"middle-market" businesses with
financing needs falling generally            Due to the diversity of our
between $500,000 and $35 million. We      portfolio, we believe we are better
operate in 18 specific industry or        able to manage competitive changes in
market niches under three market          our markets and to withstand the
groups. We selected these niches          impact of deteriorating economic
because our expertise in evaluating       conditions on a regional or national
the creditworthiness of prospective       basis. There can be no assurance,
customers and our ability to provide      however, that competitive changes,
value-added services enables us to        borrowers' performance, economic
differentiate ourselves from our          conditions or other factors will not
competitors. That expertise and           result in an adverse impact on our
ability also                              results of operations or financial
                                          condition.

   We generate interest, leasing, fees       *  DISTRIBUTION AND CHANNEL FINANCE
and other income through charges                (FORMERLY INVENTORY FINANCE)
assessed on outstanding loans, loan             provides inbound and outbound
servicing, leasing, brokerage and               inventory financing, combined
other activities. Our primary expenses          inventory/accounts receivable
are the costs of funding the loan and           lines of credit and purchase
lease business, including interest              order financing for equipment
paid on debt, provisions for credit             distributors, value-added
losses, marketing expenses, salaries            resellers and dealers
and employee benefits, servicing and            nationwide. Transaction sizes
other operating expenses and income             generally range from $500,000 to
taxes.                                          $30 million.

   Our principal offices are located         *  GROWTH FINANCE provides
at 1850 North Central Avenue, P.O. Box          collateral based working capital
2209, Phoenix, Arizona 85002-2209. Our          financing primarily secured by
telephone number is (602) 207-6900. We          accounts receivable. Typical
also have business development offices          transaction sizes range from
throughout the U.S. and in London,              $100,000 to $1 million and are
U.K. and Toronto, Canada.                       made to small and midsize
                                                businesses with annual sales
BUSINESS GROUPS                                 under $10 million.

   We operate the following principal        *  REDISCOUNT FINANCE offers
lines of business under three market            revolving credit facilities to
groups:                                         the independent consumer finance
                                                industry including sales,
COMMERCIAL FINANCE                              automobile, mortgage and premium
                                                finance companies. Typical
   *  BUSINESS CREDIT offers                    transaction sizes range from $1
      collateral-oriented revolving             million to $35 million.
      credit facilities and term loans
      for manufacturers, distributors,    SPECIALTY FINANCE
      wholesalers and service
      companies. Typical transaction         *  COMMERCIAL EQUIPMENT FINANCE
      sizes range from $500,000 to $3           offers equipment leases, loans
      million.                                  and "turnkey" financing to a
                                                broad range of midsize
   *  COMMERCIAL SERVICES (FORMERLY             companies. Specialty markets
      FACTORING SERVICES) offers full           include the corporate aircraft
      service factoring and accounts            and emerging growth technology
      receivable management services            industries, primarily
      for entrepreneurial and larger            biotechnology and electronics.
      firms, primarily in the textile           Typical transaction sizes range
      and apparel industries. The               from $500,000 to $15 million.
      annual factored volume of these
      companies is generally between         *  COMMUNICATIONS FINANCE
      $5 million and $25 million. This          specializes in term financing to
      line provides accounts                    advertising and
      receivable financing and loans            subscriber-supported businesses
      secured by equipment and real             including radio and television
      estate.                                   stations, cable operators,
                                                outdoor advertising firms and
   *  CORPORATE FINANCE provides a              publishers. Typical transaction
      full range of cash flow-oriented          sizes range from $1 million to
      and asset-based term and                  $40 million.
      revolving loan products for
      manufacturers, wholesalers,            *  FRANCHISE FINANCE offers
      distributors, specialty                   equipment, real estate and
      retailers and commercial and
      consumer service businesses.
      Typical transaction sizes range
      from $2 million to $35 million.

      acquisition financing for           CAPITAL MARKETS
      operators of established
      franchise concepts. Transaction        *  REALTY CAPITAL specializes in
      sizes generally range from                providing capital markets-funded
      $500,000 to $15 million.                  commercial real estate financing
                                                products and commercial mortgage
   *  HEALTHCARE FINANCE offers a full          banking services. Typical
      range of working capital,                 transaction sizes range from $1
      equipment and real estate                 million to $5 million.
      financing products for the U.S.
      healthcare industry. Transaction       *  INVESTMENT ALLIANCE provides
      sizes typically range from                equity and debt financing for
      $500,000 to $25 million.                  midsize businesses in
                                                partnership with institutional
   *  PORTFOLIO SERVICES provides               investors and selected fund
      customized receivable servicing           sponsors. Typical transaction
      and collections for timeshare             sizes range from $1 million to
      developers and other generators           $15 million.
      of consumer receivables.
                                             *  LOAN ADMINISTRATION provides
   *  PUBLIC FINANCE provides                   in-house servicing for FINOVA's
      tax-exempt term financing to              commercial loan products as well
      state and local governments,              as servicing and sub-servicing
      non-profit corporations and               of other mortgage and consumer
      entities using industrial                 loans, including residential
      revenue or development bonds.             real estate, mobile homes,
      Typical transaction sizes range           automobiles and other consumer
      from $100,000 to $5 million.              products.

   *  RESORT FINANCE focuses on              *  MEZZANINE CAPITAL provides
      construction, acquisition and             senior and subordinated secured
      receivables financing of                  term loans to small, fast
      timeshare resorts worldwide as            growing companies in a broad
      well as term financing for                range of industries that are
      established golf resort hotels            located in the U.S. and Canada
      and receivables funding for               for expansions, acquisitions,
      developers of second home                 buy-outs and other strategic
      communities. Typical transaction          ventures. Typical transaction
      sizes range from $5 million to            sizes range from $1 million to
      $35 million.                              $5 million.

   *  SPECIALTY REAL ESTATE FINANCE          *  HARRIS WILLIAMS & CO. provides
      provides term financing for               merger and acquisition advisory
      hotel, anchored retail office             services targeting middle market
      and owner-occupied properties.            businesses.
      Typical transaction sizes range
      from $5 million to $30 million.        FINOVA is a Delaware corporation.
                                          We were incorporated in 1991 to serve
   *  TRANSPORTATION FINANCE              as the successor to The Dial Corp's
      structures equipment loans,         financial services businesses. In
      leases, acquisition financing       March 1992, Dial transferred those
      and leveraged lease equity          businesses to us in a spin-off. Since
      investments for commercial and      that time, FINOVA has increased its
      cargo airlines worldwide,           total assets from about $2.6 billion
      railroads and operators of other    at December 31, 1992 to $10.5 billion
      transportation related              at December 31, 1998. Income from
      equipment. Typical transaction      continuing operations increased from
      sizes range from $5 million to      $36.8 million in 1992 to $169.7
      $30 million. Through Finova         million in 1998. We believe FINOVA
      Aircraft Investors, LLC, we also    ranks among the largest independent
      seek to use our market expertise    commercial finance companies in the
      and industry presence to            U.S., based on total assets. Our
      purchase, upgrade and resell        common stock is traded on the New York
      used commercial aircraft.           Stock Exchange under the symbol FNV.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Certain statements in this                   sacrificing prudent lending
prospectus are "forward-looking," in            standards. Doing business under
that they do not discuss historical             those standards becomes more
fact but instead note future                    difficult, however, when
expectations, projections, intentions           competitors offer financing with
or other items. These forward-looking           lower pricing or less stringent
statements include matters in the               criteria. FINOVA may not be
section of this prospectus captioned            successful in maintaining and
"FINOVA." They are also made in                 continuing asset growth at
documents incorporated in this report           historic levels.
by reference.
                                             *  The cost of FINOVA's capital.
   Forward-looking statements are               That cost depends on many
subject to known and unknown risks,             factors, some of which are
uncertainties and other factors that            beyond FINOVA's control, such as
may cause FINOVA's actual results or            its portfolio quality, ratings,
performance to differ materially from           prospects and outlook. Changes
those contemplated by the                       in the interest rate environment
forward-looking statements. Many of             may reduce or eliminate profit
those factors are noted in conjunction          margins.
with the forward-looking statements in
the text. Other important factors that       *  Changes in government
could cause actual results to differ            regulations, tax rates and
include:                                        similar matters. For example,
                                                government regulations could
   *  The results of FINOVA's efforts           significantly increase the cost
      to implement its business                 of doing business or could
      strategy. Failure to fully                eliminate certain tax advantages
      implement its business strategy           of some of FINOVA's financing
      might result in decreased market          products.
      penetration, adverse effects on
      results of operations and other        *  Necessary technological changes
      adverse results.                          (including those addressing
                                                "Year 2000" data systems issues)
   *  The effect of economic                    may be more difficult, expensive
      conditions and the performance            or time consuming than
      of FINOVA's borrowers. Economic           anticipated.
      conditions in general or in
      particular market segments could       *  Costs or difficulties related to
      impact the ability of FINOVA's            integration of acquisitions.
      borrowers to operate or expand
      their businesses, which might          *  Other risks detailed in FINOVA's
      result in decreased performance           other SEC reports or filings.
      for repayment of their
      obligations or reduce demand for       FINOVA does not intend to update
      additional financing needs. The     forward-looking information to reflect
      rate of borrower defaults or        actual results or changes in
      bankruptcies may increase.          assumptions or other factors that
                                          could affect those statements. FINOVA
   *  Actions of FINOVA's competitors     cannot predict the risk from reliance
      and FINOVA's ability to respond     on forward-looking statements in light
      to those actions. FINOVA seeks      of the many factors that could affect
      to remain competitive without       their accuracy.

                              SELLING STOCKHOLDERS

         We issued 211,379 shares of our common stock to the Selling Stockholders in exchange for their interests in PBC in connection with our acquisition of PBC by way of merger. At the effective time of the merger, the shares of PBC of each Selling Stockholder automatically converted into the number of our shares listed below opposite their names. The Selling Stockholders may sell from time to time up to the number of shares listed opposite their names.

         Under the terms of a Registration Rights Agreement we entered into with the Selling Stockholders, we agreed to use our best efforts to register for offer or sale to the public the common stock issued to the Selling Stockholders. The registration of these shares, however, does not necessarily mean that all or any of the common stock will be sold by the Selling Stockholders. The shares of Common Stock offered represent all shares of Common Stock owned by the respective Selling Stockholders.


    Selling Stockholder                     Shares Offered Hereby
    -------------------                     ---------------------
    Farhad Motia and Martha S. Motia,              100,658
    as Trustees of the Motia Family
    Trust dated 11/24/98
    Frederick K. Bae                                60,394
    William Kuhns                                   30,197
    Michael D. Murphy                               10,065
    Faramarz Motia                                  10,065

                                 USE OF PROCEEDS

   We will not receive any of the         through this prospectus. Those
proceeds from the sale of the common      proceeds will be paid to the Selling
stock offered                             Stockholders.

                              PLAN OF DISTRIBUTION

   The Selling Stockholders may sell      prospectus. The Selling Stockholder
the common stock from time to time.       may also loan or pledge the common
The Selling Stockholders may make         stock to a broker-dealer and the
these sales on exchanges or in the        broker-dealer may sell the loaned
over-the-counter market or otherwise,     common stock. Upon a default, the
at prevailing prices or in negotiated     broker-dealer may sell the pledged
transactions. The common stock may be     common stock pursuant to this
sold by: (a) a block trade in which       prospectus.
the broker-dealer will attempt to sell
the common stock as agent but may            Broker-dealers or agents may
resell a portion of the block as          receive compensation in the form of
principal to facilitate the               commissions, discounts or concessions
transaction; (b) purchases by a           from Selling Stockholders in amounts
broker-dealer as principal and resale     to be negotiated in connection with
by that broker-dealer for its account     the sale. These broker-dealers and any
pursuant to this prospectus; (c) an       other participating broker-dealers may
exchange distribution under the rules     be considered "underwriters" under the
of that exchange; and (d) ordinary        Securities Act of 1933, as amended, in
brokerage transactions and                connection with those sales. Any
transactions in which the broker          commission, discount or concession
solicits purchasers. In effecting         they receive may be considered
sales, broker-dealers engaged by the      underwriting discounts or commissions
Selling Stockholders may arrange for      under that Act.
other broker-dealers to participate in
the resales. In addition, any common         The Selling Stockholders may agree
stock that qualify for sale under Rule    to indemnify any broker-dealer or
144 may be sold under Rule 144 rather     agent that participates in
than pursuant to this prospectus.         transactions involving sales of the
                                          common stock against certain
   The Selling Stockholders may also      liabilities, including liabilities
sell common stock short and redeliver     arising under the Securities Act of
the common stock to close out these       1933.
short positions. The Selling
Stockholders may also enter into             There is no assurance that any of
option, hedging or other transactions     the Selling Stockholders will offer
with broker-dealers which require the     for sale or sell any or all of the
delivery to the broker-dealer of the      common stock covered by this
common stock. The broker-dealer may       prospectus.
resell those shares pursuant to this

                                  LEGAL MATTERS

Richard Lieberman, Esq., Vice             General Counsel of FINOVA, will pass
President-Associate                       on the legality of the common stock
                                          offered through this prospectus.


                                  MISCELLANEOUS

   You should rely only on the            any jurisdiction in which the making
information contained or incorporated     of an offer to sell or a solicitation
by reference in this document. We have    of an offer to buy would not be
not authorized anyone to provide you      authorized. Additionally, this
with information that is different.       document is not an offer to sell or a
This document is not an offer to sell     solicitation of an offer to buy common
or a solicitation of an offer to buy      stock to anyone to whom it would be
common stock by anyone not qualified      unlawful to do so.
to do so or by anyone in

         TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION..2

FINOVA (BUSINESS)....................2

SPECIAL NOTE REGARDING FORWARD-
LOOKING STATEMENTS...................5

SELLING STOCKHOLDERS.................6

USE OF PROCEEDS......................7

PLAN OF DISTRIBUTION.................7

LEGAL MATTERS........................7

MISCELLANEOUS........................7

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated amounts of the expenses of and related to the offering are as follows:

         Registration fee...................................    $ 2,987.75
         Printing fees......................................    $10,000*
         Legal fees and expenses............................    $10,000*
         Accounting fees and expenses.......................    $10,000*
         New York Stock Exchange listing fees...............    $14,750*
         Miscellaneous expenses.............................    $ 2,262.25*

                           Total............................    $50,000*
-------------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law (the "DGCL"), the state of incorporation of the Registrant, and the Certificate of Incorporation and Bylaws of the Registrant provides for indemnification of directors and officers.
Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her.

         Directors and officers of the Registrant are covered under policies of directors' and officers' liability insurance with coverage aggregating $100,000,000. The directors serving the Registrant are parties to Indemnification Agreements with the Registrant (the "Indemnification Agreements"). The Indemnification Agreements provide substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and Bylaws and are designed to provide greater assurance to the directors that indemnification will be available because as contracts, the Indemnification Agreements may not be unilaterally modified by the Registrant's Board of Directors or stockholders. The Indemnification Agreements generally are intended to provide indemnification for any amounts a director is legally obligated to pay because of claims arising out of the director's service to the Registrant or any subsidiary of the Registrant.

ITEM 16. EXHIBITS

         4.1 Registration Rights Agreement, dated February 17, 1999, by and among The FINOVA Group Inc. and the shareholder of Preferred Business Credit, Inc.
         5.1      Opinion of Richard Lieberman, Esq.
         23.1     Consent of Deloitte & Touche LLP
         23.2     Consent of Richard Lieberman, Esq.(included in Exhibit 5.1)
         24.1     Power of Attorney (included on signature pages hereto)

ITEM 17.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED HOWEVER, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Exchange Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 5th day of April, 1999.

                                     THE FINOVA GROUP INC.


                                     By: /s/ Samuel L. Eichenfield
                                         -----------------------------
                                         Samuel L. Eichenfield
                                         Chairman, President and Chief
                                         Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of The FINOVA Group Inc., hereby severally constitute Samuel L. Eichenfield, Robert J. Fitzsimmons and William J. Hallinan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable The FINOVA Group Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                         Title                         Date
      ---------                         -----                         ----

/s/ Samuel L. Eichenfield      Director, Chairman, President      April 5, 1999
----------------------------   and Chief Executive Officer
Samuel L. Eichenfield          (Principal Executive Officer)


/s/ Bruno A. Marszowski        Senior Vice President-Controller   April 5, 1999
----------------------------   and Chief Financial Officer
Bruno A. Marszowski            (Principal Financial and
                                Accounting Officer)

/s/ Robert H. Clark, Jr.       Director                           April 5, 1999
----------------------------
Robert H. Clark, Jr.

/s/ Constance R. Curran        Director                           April 5, 1999
----------------------------
Constance R. Curran

/s/ G. Robert Durham           Director                           April 5, 1999
----------------------------
G. Robert Durham

/s/ James L. Johnson           Director                           April 5, 1999
----------------------------
James L. Johnson

/s/ Kenneth R. Smith           Director                           April 5, 1999
----------------------------
Kenneth R. Smith

/s/ Shoshana B. Tancer         Director                           April 5, 1999
----------------------------
Shoshana B. Tancer

/s/ John W. Teets              Director                           April 5, 1999
----------------------------
John W. Teets

                                INDEX TO EXHIBITS

Exhibit Number      Description
--------------      -----------

     4.1 Registration Rights Agreement, dated February 17, 1999, by and among The FINOVA Group Inc. and the shareholder of Preferred Business Credit, Inc..

     5.1            Opinion of Richard Lieberman, Esq.

     23.1           Consent of Deloitte & Touche LLP

     23.2           Consent of Richard Lieberman, Esq.(included in Exhibit 5.1)

     24.1           Power of Attorney (included on signature pages hereto)